EXHIBIT 10.3

[FORM OF LETTER AGREEMENT]

Dated                     , 2008

National Security Solutions Inc.

300 Delaware Avenue, Suite 1264

Wilmington, Delaware 19801

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and/or director of National Security Solutions Inc., a Delaware corporation (the “Company”), in consideration of and as an inducement for Banc of America Securities LLC (the “Underwriter”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote [FOR FOUNDING STOCKHOLDERS ONLY — (i) all Insider Shares owned by such person and any shares of Common Stock acquired in the IPO in accordance with the majority of the votes cast by the holders of the IPO shares and (ii)] any shares of Common Stock acquired following the IPO, in favor of the Business Combination.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable and, in any event, no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned agrees that in connection with any cessation of the corporate existence of the Company, the undersigned will take all reasonable steps to cause the Company to adopt a plan of distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto. The undersigned hereby (i) waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, and any remaining net assets of the Company as a result of such liquidation, (ii) waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company (iii) agrees to not seek recourse against the Trust Account for any reason whatsoever and (iv) waives any and all right to exercise conversion rights in connection with a proposed Business Combination. The undersigned acknowledges and agrees that, upon the Company’s liquidation, all warrants relating to the Company that are owned by the undersigned will terminate worthless. [FOR MEDALLION FINANCIAL CORP. ONLY — The undersigned agrees to indemnify the Trust Account against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim brought by any vendors, service providers or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company or the claims of any target business, but only to the extent such vendors, service providers or other entities have not executed waivers or have executed waivers that are held to be invalid or unenforceable, and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account.] [FOR FOUNDING STOCKHOLDERS ONLY — The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of such person’s Insider Shares.]

3. [FOR OFFICERS AND DIRECTORS ONLY — In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any opportunity to enter into a business combination with any operating business in the security and homeland defense industries (each a “Relevant Opportunity”), until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company. Subject to any pre-existing fiduciary or contractual obligations of the undersigned, the undersigned will, and will cause each other company or entity under its management or control to first offer any Relevant Opportunity to us and the undersigned will not, and will cause each other company or entity under its management or control not, to pursue any such opportunity unless and until the Company’s board of directors, including a majority of the Company’s disinterested independent directors, has determined that the Company will not pursue such opportunity.] [FOR MEDALLION FINANCIAL CORP. AND NOVEMBER GROUP ONLY — In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any opportunity to enter into a business combination with any operating business in the security and homeland defense industries, the value of which the undersigned reasonably determines exceeds 80% of the amount held in the Trust Account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the Trust Account representing the deferred underwriting discounts and commissions) (each a “Relevant Opportunity”), until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a stockholder of the Company. Further, the undersigned will, and will cause each other company or entity under its management or control to first offer any Relevant Opportunity to us and the undersigned will not, and will cause each other company or entity under its management or control not, to pursue any such opportunity unless and until the Company’s board of directors, including a majority of the Company’s disinterested independent directors, has determined that the Company will not pursue such opportunity.]

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination involving a company that is affiliated with any of the Insiders unless the Company obtains an opinion from an unaffiliated, independent third party appraiser, which may or may not be an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Except as otherwise disclosed in the Prospectus, neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive, and will not accept, any compensation, finders fee, reimbursement or cash payment for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

6. Except as otherwise disclosed in the Prospectus, the undersigned agrees that none of the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee, consulting fee or any other compensation or fees in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.	(a) With respect to the undersigned’s Insider Shares, until one (1) year after the Business Combination Date ([FOR PRIVATE PLACEMENT WARRANT HOLDERS ONLY — the “Common Stock Lock-Up Period”) and with respect to the undersigned’s Private Placement Warrants, until after the Business Combination date (the “Warrant Lock-Up Period” and together with the Common Stock Lock-Up Period, ]the “Lock-Up Period”), the undersigned shall not (i) offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Insider Shares, (ii) [offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of or agree to dispose of, directly or indirectly, or exercise, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Private Placement Warrants, (iii)] enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Insider Shares [or Private Placement Warrants], whether any such transaction is to be settled by delivery of shares of Common Stock [or Private Placement Warrants], in cash or otherwise, or (iii) [(iv)] publicly announce an intention to effect any transaction specified in clause (i) or (ii) [(i), (ii) or (iii)].

2

(b) Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Insider Shares [or Private Placement Warrants] during the [applicable] Lock-Up Period (i) to a member of the undersigned’s Immediate Family or an Affiliate of the undersigned, (ii) to a charitable organization, (iii) to a trust, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the undersigned, (v) to other officers or directors of the Company, (vi) pursuant to a qualified domestic relations order, or (vii) in the event of a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock or other securities for cash, securities or other property subsequent to the Company’s consummating a Business Combination with a target business; provided, however, that the permissive transfers pursuant to clauses (i) – – (vi) may be implemented only upon the respective transferee’s written agreement to be bound by the applicable terms and conditions of this letter agreement and the Right of First Offer Agreement dated as of the date hereof, by and among the Company, Medallion Financial Corp., November Group Ltd and each of the officers and directors of the Company. During the [applicable] Lock-Up Period, the undersigned shall not grant a security interest in the undersigned’s Insider Shares.

(c) The undersigned agrees that after the [applicable] Lock-Up Period has elapsed, the undersigned’s Insider Shares [and Private Placement Warrants] shall only be transferable or saleable pursuant to a sale registered under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from registration, other than Regulation S of the Securities Act.

8. [FOR ALL EXCEPT MEDALLION AND NOVEMBER GROUP — The undersigned agrees to be a [POSITION] of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company; provided, however, that nothing herein shall be construed as providing a right of the undersigned to maintain any position if removed by proper corporate action. The undersigned’s biographical information furnished to the Company and the Underwriter and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated by the Securities and Exchange Commission. The undersigned’s questionnaire furnished to the Company and the Underwriter is true and accurate in all respects.]

9. The undersigned represents and warrants to the Company and the Underwriter that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as a [POSITION] of the Company.

11. The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

12. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the expiration of the [Common Stock] Lock-Up Period, or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement[FOR MEDALLION FINANCIAL CORP. ONLY — ; and provided further that the provisions of Section 2 relating to indemnification shall survive the termination of this letter agreement].

3

13. The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Underwriter and its legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about the undersigned’s background and finances (“Information”), solely for the purposes of the IPO. Neither the Underwriter nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information, and the undersigned hereby releases them from liability for any damage whatsoever in that connection. The undersigned shall be entitled to a copy of such Information, upon request. The Underwriter shall not release such Information to any third-party, other than the Company or the Underwriter’s or the Company’s respective legal representative, without the prior written consent of the undersigned. The Underwriter shall use the same measures to protect the Information as it takes to protect its own similar confidential information, but in no event less than reasonable care.

14. [FOUNDING STOCKHOLDERS ONLY — The undersigned hereby agrees that, on a date that is within the five-day period following the date that is 30 days after the date of the Underwriting Agreement between the Company and the Underwriter (the “Underwriting Agreement”) or, if earlier, the date the Underwriter terminates its option to purchase Optional Units (as defined in the Underwriting Agreement) pursuant to the terms of the Underwriting Agreement, the undersigned will forfeit to the Company, and the Company shall accept from the undersigned, at no cost, the number of shares of Common Stock determined by multiplying (a) [15% OF INSIDER SHARES PURCHASED BY FOUNDING STOCKHOLDER] by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of units purchased by the Underwriter upon the exercise of its option to purchase Optional Units, and (ii) the denominator of which is 3,000,000.]

15. The undersigned agrees not to make any demand for, or exercise any right of, the registration of any shares of Common Stock[FOR PRIVATE PLACEMENT WARRANT HOLDERS ONLY — , Warrants, or the shares of Common Stock underlying such Warrants] until three months prior to the expiration of the [applicable] Lock-Up Period; provided, that the undersigned may not, directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of or exercise any of such securities prior to the expiration of the [applicable] Lock-Up Period, subject to certain limited exceptions.

16. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware applicable to contracts formed and to be performed entirely within the State of Delaware, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in any state or federal court located in the City of Wilmington, County of New Castle, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

17. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned and the Company that has previously been approved by a majority of the Company’s disinterested independent directors. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder, except as set forth in Section 7(b), without the prior written approval of the other party hereto. Any purported assignment in violation of this Section [17] shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

[SIGNATURE PAGE FOLLOWS]

4

The undersigned has executed this letter agreement as of the date first set forth above.

[FOUNDING STOCKHOLDER, OFFICER, DIRECTOR or ADVISOR]

[SIGNATURE PAGE TO LETTER AGREEMENT – [NAME]]

ACCEPTED AND AGREED:

NATIONAL SECURITY SOLUTIONS INC.

By:
Name:	Kenneth L. Boyda
Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO LETTER AGREEMENT – [NAME]]

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar type of transaction, or any combination of the foregoing, of one or more domestic or international operating businesses, having, collectively, a fair market value equal to at least 80% of the Company’s net assets (excluding deferred underwriting discounts and commissions) at the time of such merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the stockholders of the Company immediately prior to the Company’s IPO, as well as the officers and directors of the Company.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Private Placement” shall mean the private placement by the Company of 5,000,000 warrants to purchase Common Stock prior to the IPO.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC in connection with the Company’s IPO and any amendment or supplement thereto.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall mean the date that is 90 calendar days immediately following the Transaction Failure Date.

“Transaction Failure” shall mean the failure to consummate a Business Combination within 24 months or 30 months, if applicable, of the Effective Date.

“Transaction Failure Date” shall mean the date upon which a Transaction Failure occurs.

“Trust Account” shall mean that certain trust account maintained by American Stock Transfer & Trust Company, acting as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

EXHIBIT A

BIOGRAPHY